As filed with the Securities and Exchange Commission on July 26, 2002
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _______________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 _______________
                           MIDWEST BANC HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                      36-3252484
  (State or Other Jurisdiction                        (I.R.S. Employer
of Incorporation or Organization)                    Identification No.)

                              501 WEST NORTH AVENUE
                          MELROSE PARK, ILLINOIS 60160
    (Address, including zip code of registrant's principal executive office)
                                 _______________
                           MIDWEST BANC HOLDINGS, INC.
                             1996 STOCK OPTION PLAN
                            (Full title of the plan)
                                 _______________
                                DANIEL R. KADOLPH
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                           MIDWEST BANC HOLDINGS, INC.
                              501 WEST NORTH AVENUE
                          MELROSE PARK, ILLINOIS 60160
                                 (708) 450-6759
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies To:
                           DOUGLAS M. HAMBLETON, ESQ.
                        VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                              222 N. LASALLE STREET
                             CHICAGO, ILLINOIS 60601
                                 (312) 609-7500
                                 _______________


                         CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                   PROPOSED MAXIMUM        PROPOSED MAXIMUM         AMOUNT OF
     TITLE OF SECURITIES        AMOUNT TO BE      OFFERING PRICE PER      AGGREGATE OFFERING       REGISTRATION
      TO BE REGISTERED          REGISTERED(1)           SHARE(2)                PRICE(2)             FEE(2)(3)
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value
   $.01 per share.........         600,000              $17.63               $10,578,000                $974
=====================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Midwest Banc Holdings, Inc. Stock Option Plan (the "Plan") as the result of further stock splits, stock dividends or similar adjustments of the outstanding Common Stock pursuant to Rule 416(a).
(2) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the registration fee have been estimated based on the average of the high and low sales prices for the Common Stock as reported by the Nasdaq National Market on July 25, 2002.
(3) An aggregate of 1,125,000 shares (as adjusted to reflect all stock splits and stock dividends to date) are being carried forward from those shares previously registered by Registration Statements on Form S-8 (File No. 333-37512 and File No. 333-58649). A registration fee of $906 and $2,637, respectively, was paid with respect to the shares being carried forward from those filings. The previously registered shares being carried forward together with the shares being registered hereby represent the total number of shares reserved for issuance pursuant to the Plan.

                                 _______________

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the document containing the information required by Part I of this Registration Statement on Form S-8 also relates to the Registrant's shares of common stock previously registered on Registration Statements on Form S-8 (File No. 333-37512 and File No. 333-58649).
================================================================================

                                     PART I

                    INFORMATION REQUIRED IN THE SECTION 10(A)

                                   PROSPECTUS

         This Registration Statement relates to the registration of 600,000 additional shares of Common Stock, $.01 par value per share, of Midwest Banc Holdings, Inc. (the "Registrant") reserved for issuance and delivery under the Midwest Banc Holdings, Inc. 1996 Stock Option Plan, as amended (the "Plan") (all share amounts have been adjusted to reflect all stock splits and stock dividends to date). The increase in the number of shares authorized to be issued under the Plan was approved by the Registrant's stockholders on May 2, 2001 (300,000 shares) and May 8, 2002 (300,000 shares). Pursuant to Form S-8 Registration Statements filed by the Registrant on July 7, 1998 and May 19, 2000, the Registrant has previously registered an aggregate of 1,125,000 shares of Common Stock. The contents of these Form S-8 Registration Statements (File No. 333-37512 and File No. 333-58649, respectively) are incorporated herein by reference pursuant to General Instruction E for the Form S-8.

         The document containing the information required by this section, which also relates to the shares remaining available which were previously registered under the above-referenced Registration Statements, will be given to those persons who participate in the Plan, all of whom are employees of the Registrant or its subsidiaries. Such documents are not required to be filed with the Commission as a part of the Registration Statement or as an Exhibit.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission by Midwest Banc Holdings, Inc., a Delaware corporation (the "Company") are incorporated, as of their respective dates, in this Registration Statement by reference:

         (a) Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 0-29598);

         (b) Form 10-Q report for the quarter ended March 31, 2002 (File No. 0-29598);

         (c)      Current Report on Form 8-K dated January 17, 2002 (File No.
                  0-29598);

         (d)      Current Report on Form 8-K dated April 17, 2002 (File No.
                  0-29598);

         (e)      Current Report on Form 8-K dated June 4, 2002 (File No.
                  0-29598);

         (f)      Current Report on Form 8-K dated July 17, 2002 (File No.
                  0-29598);

         (g) Current Report on Form 8-K dated July 22, 2002 (File No. 0-29598); and

         (h) The description of the Company's Common Stock contained in the Company's Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") on Form 8-A (Registration No. 001-13735) and any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the filing of this registration statement but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 13 of the Company's Restated Certificate of Incorporation, as amended, provides that no Director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that Directors will have liability

(i) for any breach of a Director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law ("DGCL"), or (iv) for any transaction from which the Director derived an improper personal benefit.

         Section 11 of the Company's Restated Certificate of Incorporation also provides that the Company will, to the full extent permitted by Section 145 of the DGCL, indemnify all persons who it may indemnify pursuant thereto.

         Article VIII of the Company's Restated By-Laws, as amended, provides that the Company will indemnify, to the full extent permitted under the DGCL, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director, officer, employee or agent of the Company, or is or was serving at the Company's request as a Director, officer, employee or agent of another corporation or other enterprise against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. Expenses incurred in defending a civil, criminal, administrative, investigative or other action, suit or proceeding may be paid by the Company in advance of a final disposition in accordance with the DGCL. The indemnification and advancement of expenses provided by the By-Laws are not to be deemed exclusive of any other rights to which any person indemnified may be entitled under any by-law, statute, agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and will continue as to a person who has ceased to be such Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. The Company may purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the By-Laws. The provisions of the By-Laws are deemed a contract between the Company and each Director, officer, employee and agent who serves in any such capacity at any time while the By-Laws and relevant provisions of the DGCL, or other applicable law, if any, are in effect, and any repeal or modification of any such law or of the By-Laws will not affect any right or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts.

         Section 145 of the DGCL grants each corporation organized thereunder the powers to indemnify any individual made party or threatened to be made party to any threatened, pending or completed action, suit or proceeding because the individual is or was a director, officer, employee or agent of the corporation, against actual and reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred with respect to an action, suit or proceeding if the individual acted in good faith, and the individual reasonably believed: (a) that the individual's conduct was in the corporation's best interests; (b) that the individual's conduct was at least not opposed to the corporation's best interests; and (c) in the case of any criminal proceeding, that the individual had no reasonable cause to believe the individual's conduct was unlawful. However, there will be limited or no indemnification for directors, officers, employees or agents adjudged to be liable to the corporation where such individuals are parties to any action by or in the right of the corporation.

         The effect of the foregoing provisions of the DGCL, the Company's Restated Certificate of Incorporation and Restated By-Laws would be to permit such indemnification of officers and directors by the Company for liabilities arising under the Securities Act of 1933.

         The Company has purchased $10 million of insurance policies which insure the Company's directors and officers against liability which they may incur as a result of actions taken in such capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1 Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to Registration Statement No. 333-42827).

         4.2 Restated By-Laws, as amended (incorporated by reference to Exhibit 3.2 to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, File No. 0-29598).

         4.3 Amendment of Restated By-laws (incorporated by reference to Registrant's Quarterly Report on Form 10-Q for quarter ended June 30, 2000, File No. 0-29598).

         4.4 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Registration Statement No. 333-42827).

         4.5 Certain instruments defining the rights of the holders of long-term debt of the Company and certain of its subsidiaries, none of which authorize a total amount of indebtedness in excess of 10% of the total assets of the Company and its subsidiaries on a consolidated basis, have not been filed as Exhibits. The Company hereby agrees to furnish a copy of any of these agreements to the SEC upon request.

         5.1 Opinion of Vedder, Price, Kaufman & Kammholz regarding legality.

         23.1     Consent of Crowe, Chizek and Company LLP.

         23.2     Consent of Vedder, Price, Kaufman & Kammholz (included in
                  Exhibit 5.1).

         24.1 Power of Attorney (included on the signature pages of the Registration Statement).

         99.1 The Midwest Banc Holdings, Inc. 1996 Stock Option Plan, as amended (incorporated by reference to Appendix A to Registrant's Proxy Statement, dated May 8, 2002, relating to the 2002 Annual Meeting of Stockholders, File No. 0-29598).

ITEM 9. UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melrose Park, State of Illinois, on this 26th day of July, 2002.

                                        MIDWEST BANC HOLDINGS, INC.



                                       By: /s/ Brad A. Luecke
                                           -------------------------------------
                                           Brad A. Luecke
                                           President and Chief Executive Officer

         We, the undersigned officers and directors of Midwest Banc Holdings, Inc., and each of us, do hereby constitute and appoint each and any of Brad A. Luecke and Daniel R. Kadolph, our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names in any and all capacities, which attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


               SIGNATURE                                  TITLE                                  DATE
               ---------                                  -----                                  ----

/s/ E.V. Silveri
----------------------------------------          Chairman of the Board                      July 26, 2002
              E.V. Silveri

/s/ Brad A. Luecke
----------------------------------------      Director, President and Chief                  July 26, 2002
             Brad A. Luecke                         Executive Officer

/s/ Daniel R. Kadolph                         Senior Vice President, Chief                   July 26, 2002
----------------------------------------   Financial Officer, Comptroller and
           Daniel R. Kadolph                            Treasurer

/s/ Angelo A. DiPaolo
----------------------------------------                Director                             July 26, 2002
           Angelo A. DiPaolo



               SIGNATURE                                  TITLE                                  DATE
               ---------                                  -----                                  ----


/s/ Daniel Nagle
----------------------------------------                Director                             July 26, 2002
              Daniel Nagle

/s/ Joseph Rizza
----------------------------------------                Director                             July 26, 2002
              Joseph Rizza

/s/ LeRoy Rosasco
----------------------------------------                Director                             July 26, 2002
             LeRoy Rosasco

/s/ Robert D. Small
----------------------------------------                Director                             July 26, 2002
            Robert D. Small

/s/ Leon Wolin
----------------------------------------                Director                             July 26, 2002
               Leon Wolin


                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                              DESCRIPTION OF EXHIBIT
------                              ----------------------

         4.1 Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to Registration Statement No. 333-42827).

         4.2 Restated By-Laws as amended (incorporated by reference to Exhibit 3.2 to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, File No. 0-29598).

         4.3 Amendment of Restated By-laws (incorporated by reference to Registrant's Quarterly Report on Form 10-Q for quarter ended June 30, 2000, File No. 0-29598).

         4.4 Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to Registration Statement No. 333-42827).

         4.5 Certain instruments defining the rights of the holders of long-term debt of the Company and certain of its subsidiaries, none of which authorize a total amount of indebtedness in excess of 10% of the total assets of the Company and its subsidiaries on a consolidated basis, have not been filed as Exhibits. The Company hereby agrees to furnish a copy of any of these agreements to the SEC upon request.

         5.1 Opinion of Vedder, Price, Kaufman & Kammholz regarding legality.

         23.1     Consent of Crowe, Chizek and Company LLP.

         23.2     Consent of Vedder, Price, Kaufman & Kammholz (included in
                  Exhibit 5.1).

         24.1 Power of Attorney (included on the signature pages of the Registration Statement).

         99.1 The Midwest Banc Holdings, Inc. 1996 Stock Option Plan, as amended (incorporated by reference to Appendix A to Registrant's Proxy Statement, dated May 8, 2002, relating to the 2002 Annual Meeting of Stockholders, File No. 0-29598).